                                                                     EXHIBIT 3.1


                            (STATE OF TEXAS LOGO)
                             THE STATE OF TEXAS

                             SECRETARY OF STATE


                       CERTIFICATE OF RESTATE ARTICLES
                              OF INCORPORATION
                                     OF

                        Home Interiors & Gifts, Inc.
                               File: 143490-00

The undersigned, as Secretary of State of Texas, hereby certifies that the attached Restated Articles of Incorporation for the above named corporation have been received in this office and are found to conform to law.

ACCORDINGLY the undersigned, as Secretary of State, and by virtue of the authority vested in the Secretary by law, hereby issues this Certificate of Restated Articles of Incorporation.

Dated:            June 4,1998

Effective:        June 4,1998



(STATE OF TEXAS LOGO)

                                            /s/ ALBERTO R. GONZALES
                                            ------------------------------
                                                  Alberto R. Gonzales       LCS
                                                  Secretary of State

               RESTATED ARTICLES OF INCORPORATION WITH AMENDMENT

                                       OF

                          HOME INTERIORS & GIFTS, INC.


                                  ARTICLE ONE

         HOME INTERIORS & GIFTS, INC., a Texas corporation (the "Corporation"), pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts restated articles of incorporation which accurately copy the articles of incorporation and all amendments thereto that are in effect to date and as further amended by such restated articles of incorporation as hereinafter set forth and which contain no other change in any provision thereof.

                                  ARTICLE TWO

         Each article of the articles of incorporation is hereby amended by the restated articles of incorporation as set forth in Article Five.

                                 ARTICLE THREE

         Each such amendment made by the restated articles of incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act and such restated articles of incorporation and each such amendment made by the restated articles of incorporation were duly adopted by the shareholders of the Corporation on the 16th day of May, 1998.

                                  ARTICLE FOUR

         The number of shares outstanding on the date of the shareholders' meeting was 50,956,800; the number of shares entitled to vote at such meeting on the restated articles of incorporation as so amended was 50,956,800; the number of shares voted for such articles as so amended was 50,029,461; and the number of shares voted against such articles as so amended was 190,070.

                                  ARTICLE FIVE

         The articles of incorporation and all amendments and supplements thereto are hereby superseded by the following restated articles of incorporation which accurately copy the entire text thereof and as amended as above set forth:

                                  ARTICLE ONE

                 The name of the Corporation is HOME INTERIORS & GIFTS, INC.


                                  ARTICLE TWO

                 The period of duration of the Corporation is perpetual.


                                 ARTICLE THREE

                 The purpose for which the Corporation is organized is to engage in the transaction of any and all lawful businesses for which corporations may be incorporated under the Texas Business Corporation Act.


                                  ARTICLE FOUR

                 The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is Eighty-Five Million (85,000,000), of which (a) Seventy-Five Million (75,000,000) shares shall be designated as Common Stock, par value $0.10 per share, and (b) Ten Million (10,000,000) shares shall be designated as Preferred Stock, par value $.01 per share.

                 The following is a statement of the designations, preferences, limitations, and relative rights, including voting rights, in respect of the classes of stock of the Corporation and of the authority with respect thereto expressly vested in the Board of Directors of the
          Corporation:

                                  COMMON STOCK

         (1) Each share of Common Stock of the Corporation shall have identical rights and privileges in every respect. The holders of shares of Common Stock shall be entitled to vote upon all matters submitted to a vote of the shareholders of the Corporation and shall be entitled to one vote for each share of Common Stock held.

         (2) Subject to the prior rights and preferences, if any, applicable to shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor.

         (3) In the event of any voluntary or involuntary liquidation, dissolution, or winding-up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock or any series thereof, the holders of shares of the Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its shareholders, ratably in proportion to the number of shares of the Common Stock held by them. A liquidation, dissolution, or winding-up of the Corporation, as such terms are used in this Paragraph (3), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of capital stock of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation.

                                PREFERRED STOCK

         (4) Shares of the Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations, preferences, limitations, and relative rights, including voting rights, as shall be stated and expressed herein or in a resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation. Before the issuance of any shares of a class or series established or increased or decreased by resolution, the Corporation shall file a statement with the Secretary of State in compliance with Art. 2.13(D). Each such series of Preferred Stock shall be designated so as to distinguish the shares thereof from the shares of all other series and classes. The Board of Directors of the Corporation is hereby expressly authorized, subject to the limitations provided by law, to establish and designate series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations and the preferences, limitations, and relative rights, including voting rights, of the shares of each series and the variations of the relative rights and preferences as between series, and to increase and to decrease the number of shares constituting each series, provided that the Board of Directors may not decrease the number of shares within a series to less than the number of shares within such series that are then issued. The relative powers, rights, preferences, and limitations may vary between and among series of Preferred Stock in any and all respects so long as all shares of the same series are identical in all respects, except that shares of any such series issued at different times may have different dates from which dividends thereon cumulate. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

                 (a)      The designation of such series;

                 (b) The number of shares initially constituting such series;

                 (c) The rate or rates and the times at which dividends on the shares of such series shall be paid, the periods in respect of which dividends are payable, the conditions upon such dividends, the relationship and preferences, if any, of such dividends to dividends payable on any other class or series of shares, whether or not such dividends shall be cumulative, partially cumulative, or noncumulative, if such dividends shall be cumulative or partially cumulative, the date or dates from and after which, and the amounts in which, they shall accumulate, whether such dividends shall be share dividends, cash or other dividends, or any combination thereof, and if such dividends shall include share dividends, whether such share dividends shall be payable in shares of the same or any other class or series of shares of the Corporation (whether now or hereafter authorized), or any combination thereof and the other terms and conditions, if any, applicable to dividends on shares of such series;

                 (d) Whether or not the shares of such series shall be redeemable or subject to repurchase at the option of the Corporation or the holder thereof or upon the happening of a specified event, if such shares shall be redeemable, the terms and conditions of such redemption, including but not limited to the date or dates upon or after which such shares shall be redeemable, the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates, and whether such amount shall be payable in cash, property, or rights, including securities of the Corporation or another corporation;

                 (e) The rights of the holders of shares of such series in the event of the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation (which may vary depending upon the circumstances or nature of such liquidation, dissolution, or winding
         up) and the relationship or preference, if any, of such rights to rights of holders of stock of any other class or series. A liquidation, dissolution, or winding up of the Corporation, as such terms are used in this subparagraph (e), shall not be deemed to be occasioned by or to include any merger of the Corporation with or into one or more corporations or other entities, any acquisition or exchange of the outstanding shares of one or more classes or series of the Corporation, or any sale, lease, exchange, or other disposition of all or a part of the assets of the Corporation;

                 (f) Whether or not the shares of such series shall have voting powers and, if such shares shall have such voting powers, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other classes or series of stock and the right to have more (or less) than one vote per share; provided, however, that the right to cumulate votes for the election of directors is expressly denied and prohibited;

                 (g) Whether or not a sinking fund shall be provided for the redemption of the shares of such series and, if such a sinking fund shall be provided, the terms and conditions thereof;
 .
                 (h) Whether or not a purchase fund shall be provided for the shares of such series and, if such a purchase fund shall be provided, the terms and conditions thereof;

                 (i) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be convertible into stock of any other class or series and, if such shares shall be so convertible, the terms and conditions of conversion, including, but not limited to, any provision for the adjustment of the conversion rate or the conversion price;

                 (j) Whether or not the shares of such series, at the option of either the Corporation or the holder or upon the happening of a specified event, shall be exchangeable for securities, indebtedness, or property of the Corporation and, if such shares shall be so exchangeable, the terms and conditions of exchange, including, but not limited to, any provision for the adjustment of the exchange rate or the exchange price; and

                 (k) Any other preferences, limitations, and relative rights as shall not be inconsistent with the provisions of this Article Four or the limitations provided by law.


                                  ARTICLE FIVE

         No holder of any shares of capital stock of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (a) any unissued or treasury shares of any class of capital stock (whether now or hereafter authorized) of the Corporation, (b) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares, (c) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, or (d) any other securities that may be issued or sold by the Corporation.


                                  ARTICLE SIX

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of $1,000.00.

                                 ARTICLE SEVEN

         Cumulative voting for the election of directors is expressly denied and prohibited.


                                 ARTICLE EIGHT

         No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other domestic or foreign corporation or other entity in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if any one of the following is satisfied:

                 (a) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

                 (b) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

                 (c) The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board of

         Directors, a committee thereof, or the shareholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision or to subject any director or officer to any liability that he would not be subject to in the absence of this provision.


                                  ARTICLE NINE

         The Corporation shall indemnify any person who was, is, or is threatened to be made a named defendant or respondent in a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, employee benefit plan, other enterprise, or other entity, to the fullest extent permitted under Article 2.02-1 of the Texas Business Corporation Act, as the same exists or may hereafter be amended. Such right to indemnification shall include the right to be paid by the Corporation reasonable expenses incurred in connection with the proceeding in advance of its final disposition to the maximum extent permitted under Article 2.02-1 of the Texas Business Corporation Act, as the same exists or may hereafter be amended.

         As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.


                                  ARTICLE TEN

         Any action of the Corporation which, under the provisions of the Texas Business Corporation Act or any other applicable law, is required to be authorized or approved by the holders of any specified fraction which is in excess of one-half or any specified percentage which is in excess of fifty percent of the outstanding shares (or of any class or series thereof) of the Corporation shall, notwithstanding any law, be deemed effectively and properly authorized or approved if authorized or approved by the vote of the holders of more than fifty percent of the outstanding shares entitled to vote thereon (or, if the holders of any class or series of the Corporation's shares shall be entitled by the Texas Business Corporation Act or any other applicable law to vote thereon separately as a class, by the vote of the holders of more than fifty percent of the outstanding shares of each such class or series). Without limiting the generality of the foregoing, the foregoing provisions of this Article Ten shall be applicable to any required shareholder authorization or approval of: (a) any amendment to these Amended and Restated Articles of Incorporation; (b) any plan of merger, share exchange, or reorganization involving the Corporation; (c) any sale, lease, exchange, or other disposition of all, or substantially all, the property and assets of the Corporation; and
(d) any voluntary dissolution of the Corporation.

         Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors of the Corporation at a meeting of shareholders at which a quorum is present.

         Except as otherwise provided in this Article Ten or as otherwise required by the Texas Business Corporation Act or other applicable law, with respect to any matter, the affirmative vote of the holders of a majority of the Corporation's shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders.

         Nothing contained in this Article Ten is intended to require shareholder authorization or approval of any action of the Corporation whatsoever unless such approval is specifically required by the other provisions of these Amended and Restated Articles of Incorporation, the Amended and Restated Bylaws of the Corporation, or by the Texas Business Corporation Act or other applicable law.


                                 ARTICLE ELEVEN

         The street address of the registered office of the Corporation in the State of Texas is 4550 Spring Valley Road, Dallas, Texas 75244 (P.O. Box 34750), and the name of its registered agent at such address is Donald J. Carter, Jr.


                                 ARTICLE TWELVE

         The number of directors constituting the Board of Directors shall be that number of directors set forth in the Amended and Restated Bylaws of the Corporation and the name and address of each person who is to serve as a director until the next annual meeting of shareholders and until such director's successor is elected and qualified or, if earlier, until such director's death, resignation, or removal as director, is as follows:

         Donald J. Carter, Jr.    4550 Spring Valley Road
                                  Dallas, Texas 75244

         Daniel S. Dross          200 Crescent Court
                                  Suite 1600
                                  Dallas, Texas 75201

         Jack D. Furst                        200 Crescent Court
                                              Suite 1600
                                              Dallas, Texas 75201

         Barbara J. Hammond                   4550 Spring Valley Road
                                              Dallas, Texas 75244

         Thomas O. Hicks                      200 Crescent Court
                                              Suite 1600
                                              Dallas, Texas 75201

         Lawrence D. Stuart, Jr.              200 Crescent Court
                                              Suite 1600
                                              Dallas, Texas 75201

         Christina L. Carter Urschel          4550 Spring Valley Road
                                              Dallas, Texas 75244


                                ARTICLE THIRTEEN

         To the fullest extent permitted by applicable law, as the same exists or hereafter may be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this Article Thirteen does not eliminate or limit the liability of a director of the Corporation to the extent the director is found liable for:

         (i) a breach of the director's duty of loyalty to the Corporation or its shareholders;

         (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

         (iii) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

         (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute.

         Any repeal or amendment of this Article Thirteen, or adoption of any other provision of these Amended and Restated Articles of Incorporation inconsistent with this Article Thirteen, shall be prospective only and shall not adversely affect any limitation on the liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal, amendment or adoption of an inconsistent provision. In addition to the circumstances in which a director of the Corporation is not liable as set forth in the foregoing provisions of this Article Thirteen, a director shall not be liable to the Corporation or its shareholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Texas Miscellaneous Corporation Laws Act or the Texas Business Corporation Act.


                                ARTICLE FOURTEEN

         Any action which may be taken, or which is required by law or these Amended and Restated Articles of Incorporation or the Amended and Restated Bylaws of the Corporation to be taken, at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Dated this 4th day of June, 1998.

                                       HOME INTERIORS & GIFTS, INC.


                                       By: /s/ CAMILLE R. COMEAU
                                          --------------------------------
                                                   Camille R. Comeau,
                                                       Secretary